CERTIFICATE OF INCORPORATION
                                       OF
                             KBS TECHNOLOGIES, INC.

                                    ARTICLE I

                                      NAME

     The name of the Corporation is KBS TECHNOLOGIES, INC.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

     The registered office of the Corporation in the State of Oklahoma, is located at 4444 East 66th St., Suite 201, Tulsa OK 74136. The Corporation's registered agent at that office is Kipp Slicker.

                                   ARTICLE III

                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

                                   ARTICLE IV

                                 CAPITALIZATION

     The total number of shares which this Corporation is authorized to issue is 50,000,000 shares consisting of 45,000,000 shares of Common Stock, par value$.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share.

     The Board of Directors shall have the power and authority to issue without shareholder approval debentures or other securities convertible into, or warrants or options to subscribe for or purchase, authorized shares of Common Stock or Preferred Stock of the Corporation upon such terms and conditions as shall be determined by action of the Board of Directors.

                            Preferred Stock Generally

         The Preferred Stock may be issued in one or more series. The Board of Directors is hereby expressly authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any series and the designation, relative rights, powers, preferences, restrictions and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:

         (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;


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         (b)      The annual dividend rate on the shares of that series, if any, and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

         (c) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

         (d) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

         (e) The redemption price for the shares in each particular series, if redeemable, and the terms and conditions of such redemption;

         (f) The preference, if any, of shares of such series in the event of any liquidation, dissolution or winding up on the Corporation; and

         (g) Any other relative rights, preferences, limitations and restrictions applicable to that series.

                                    ARTICLE V

                              NO CUMULATIVE VOTING

     The holders of record of the Common Stock or Preferred Stock shall have one vote for each share held of record. Cumulative voting for the election of directors or otherwise is not permitted.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

     No holder of record of Common Stock or Preferred Stock shall have a preemptive right or be entitled as a matter of right to subscribe for or purchase any: (i) shares of capital stock of the Corporation of any class whatsoever; (ii) warrants, options or rights of the Corporation; or (iii) securities convertible into, or carrying warrants, options or rights to subscribe for or purchase, capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

         The Board of Directors shall consist of from one (1) to five (5) directors who shall serve as directors until the next annual meeting of shareholders or until their respective successor is duly elected and qualified. The number of directors may be changed from time to time in accordance with the bylaws of the Corporation then in effect. Election of directors at a meeting of shareholders need not be by written ballot.

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                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation and to adopt new bylaws.

                                   ARTICLE IX

                         POSSIBLE CONFLICTS OF INTEREST

     No agreement or transaction involving the Corporation or any other corporation, partnership, proprietorship, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

                                    ARTICLE X

                                 INDEMNIFICATION

     To the full extent not prohibited by the law as in effect from time to time, the Corporation shall indemnify any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or who, at the request of this Corporation, is or was a director, officer, employee, agent, partner, or trustee, as the case may be, of any other corporation, partnership, proprietorship, trust, association or other entity in which this Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.

                                   ARTICLE XI

                     NO DIRECTOR LIABILITY IN CERTAIN CASES

     To the maximum extent permitted by law as in effect from time to time, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or stock redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

                                   ARTICLE XII

                               CERTAIN COMPROMISES

         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of

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any receiver or receivers appointed for this Corporation under the provisions of
Section 1106 of Title 18 of the Oklahoma Statutes as in effect from time to time or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes as in effect from time to time, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

         IN WITNESS WHEREOF, the Incorporator has caused this Certificate of Incorporation to be filed for and on behalf of the Corporation this 11th day of February, 2000.

                                                     /s/ Kipp Slicker
                                                     Kipp Slicker, Incorporator